                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Stamps.com Media Contact:
------------------------
Seth Oster
Sr. Director of Corporate Communications
(310) 581-7542
(310) 962-4117 (cell)
soster@stamps.com
-----------------

Stamps.com Investor Contact:
----------------------------
Ken McBride
Sr. Director of Finance
(310) 582-7552
ir@stamps.com
-------------



              STAMPS.COM PASSES 10,000 CUSTOMERS;  REPORTS THIRD
                             QUARTER 1999 EARNINGS


Santa Monica, Calif. (October 28, 1999) - Stamps.com (Nasdaq: STMP), the leader in Internet Postage, today announced that it passed the 10,000 customer mark earlier this week. Stamps.com also reported an operating loss of $14.4 million for the third quarter ended September 30, 1999. The third quarter loss is consistent with Stamps.com's continued investment in its technology, and its accelerated investment in marketing ahead of its October 22, 1999 national launch.

Net loss applicable to common shareholders was $13.7 million, or $0.40 per share, based on the weighted average number of 34.1 million common shares outstanding. Excluding the non-cash deferred compensation charge of $1.05 million, net loss would have been $12.6 million, or $0.37 per common share.

"Stamps.com has reached several milestones as it enters into the fourth quarter," said Stamps.com CEO John Payne. "The national launch of our service will revolutionize the way small office and home office users buy and use postage by providing a convenient and cost-effective solution. Our portfolio of strategic relationships has grown to include IBM, 3M, Lotus, and ZDNet, and we greatly expanded our relationship with AOL. In addition, the recent agreement to acquire iShip.com has doubled Stamps.com's market opportunity and has positioned Stamps.com to become the leader in Internet shipping and mailing services."

                                    --more--

Stamps.com passes 10,000 customers; Reports Third Quarter 1999 Earnings
2-2-2


Recent Events
-------------

October 25, 1999 -- Stamps.com announced the appointment of CEO John Payne to the additional position of chairman of the board. In addition, Stamps.com announced the appointment of postal industry veteran Loren Smith as president and chief operating officer.

October 25, 1999 - Stamps.com announced that it has agreed to acquire privately-held iShip.com, a leading provider of Internet-based shipping technology. The acquisition will establish Stamps.com as the only online service that will be able to offer small business, consumer, and corporate enterprise customers a single source for all their mailing and shipping needs.

October 22, 1999 - Stamps.com announced the nationwide availability of its Internet Postage service, becoming the only company to enable consumers and businesses to print postage any time using just a computer, printer, and Internet connection.

October 21, 1999 - America Online, Inc. (NYSE: AOL), the world's leading interactive services company, and Stamps.com announced a broad distribution and marketing alliance that will make Stamps.com the exclusive provider of Internet Postage on AOL, Netscape, and CompuServe branded CD-ROMs, giving millions of small business customers access to Stamps.com software. AOL will also make a multi-million dollar investment in Stamps.com.

October 18, 1999 - Stamps.com announced that Bob Newhart, the beloved star of such hit television shows as "The Bob Newhart Show" and "Newhart", is the company's new spokesperson. Newhart will star in an innovative television and print advertising campaign for Stamps.com that launches in select markets before rolling out nationally at the end of the year.

October 12, 1999 - Stamps.com and International Business Machines (IBM), a leading manufacturer and developer of hardware and software solutions (NYSE:
IBM) announced a marketing and distribution alliance that will bring Stamps.com service to over one million


                                     -more

Stamps.com passes 10,000 customers;  Reports Third Quarter 1999 Earnings
3-3-3


customers who are members of the IBM Owner Privileges Program, a unique membership program for IBM Aptiva PC and Thinkpad i Series system owners.

September 30, 1999 - Stamps.com announced a partnership with 3M (NYSE: MMM) and unveiled details of its alliances with ZDNet (NYSE: ZDZ) and Lotus Development Corp, the developers of Lotus Organizer, an industry-leading Personal Information Manager. Together the three partnerships continue to expand access to Stamps.com online service among small businesses and consumers.

About Stamps.com

Founded in 1996, Santa Monica-based Stamps.com is the only commercially approved true Internet Postage service. The company's innovative technology eliminates the need for specialized hardware by giving customers the flexibility to print postage over the Internet - securely, accurately and fast. Through partnerships with major companies including America Online, IBM, Microsoft, Office Depot, Quicken.com and 3M, Stamps.com has tremendous reach into the small office/home office and consumer markets. More information about the company can be found at www.stamps.com.
--------------


                                      ###


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that involve risks and uncertainties. Important factors, including the Company's ability to integrate acquired companies and its ability to meet future capital requirements, could cause actual results to differ materially from those in the forward-looking statements are detailed in filings with the Securities and Exchange Commission, made from time to time by Stamps.com, including its Form 10-Q for the quarter ended June 30, 1999, and Stamps.com's prospectus, related to its initial public offering, that was filed with the SEC on June 25, 1999.

Internet Postage, Stamps.com and the Stamps.com logo are trademarks of Stamps.com Inc. All other brands and names are property of their respective owners.

                                STAMPS.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                           STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                         Three Months
                                                             Ended
                                             -------------------------------------
                                             September 30,           September 30,
                                                 1999                    1998
                                             -------------           -------------
Revenues..................................    $         --            $        --
Costs and expenses:
  Research and development................       2,370,848                292,382
   Sales and marketing....................       7,640,454                     --
   General and administrative.............       4,412,467                513,959
                                              ------------            -----------
      Total costs and expenses............      14,423,769                806,341
                                              ------------            -----------
Loss from operations......................     (14,423,769)              (806,341)
Other income (expense):
  Interest expense........................         (40,269)                (4,349)
  Interest income.........................         766,044                  1,732
                                              ------------            -----------
Net loss..................................    $(13,697,994)           $  (808,958)
                                              ============            ===========

Basic and diluted net loss per share......    $      (0.40)           $     (0.17)
                                              ============            ===========
Pro forma basic and diluted net loss per
 share....................................    $      (0.40)           $     (0.07)
                                              ============            ===========
Weighted average shares outstanding used
 in basic and diluted per-share
 calculation..............................      34,101,500              4,897,500

Weighted average shares outstanding used
 in pro forma basic and diluted
 per-share calculation....................      34,101,500             10,984,700


                                BALANCE SHEETS

                                                                          September 30,                  December 31,
                                                                              1999                           1998
                                                                          -------------                  ------------
                                                                           (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.............................................    $61,198,260                   $ 3,470,207
  Prepaid advertising...................................................      6,531,018                            --
  Prepaid expenses......................................................        684,495                        48,118
                                                                            -----------                   -----------
Total current assets....................................................     68,413,773                     3,518,325
Property and equipment, net.............................................      5,339,565                       670,301
Other assets............................................................        432,138                       237,193
                                                                            -----------                   -----------
Total assets............................................................    $74,185,476                   $ 4,425,819
                                                                            ===========                   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Total current liabilities...............................................      7,033,444                     2,133,525
Capital lease obligations, less current portion.........................        500,214                       265,070
Commitments
  Redeemable preferred stock............................................             --                     5,978,344
Total stockholders' equity (deficit)....................................     66,651,818                    (3,951,120)
                                                                            -----------                   -----------
Total liabilities and stockholders' equity (deficit)....................    $74,185,476                   $ 4,425,819
                                                                            ===========                   ===========